                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF COLORADO
IN RE:                           )
                                          )
ATLAS CORPORATION,                        )         Case No. 98-23331 DEC
a Delaware corporation                    )         Chapter 11
EIN#: 15-5503312                          )
                                          )
ATLAS GOLD MINING INC., a Nevada Corp.    )         Case No. 99-10889 DEC
EIN#:84-1023843                           )         Chapter 11
                                          )
ATLAS PRECIOUS METALS INC., a Nevada      )         Case No. 99-10890 SBB
Corp., EIN#: 87-0400332                   )         Chapter 11
                                          )
                            Debtors.      )         (Jointly Administered Under
                                          )         Case No. 98-23331 DEC)


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                   MOAB URANIUM MILLSITE TRANSFER AGREEMENT
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     Atlas Corporation ("Atlas"), the Official Unsecured Creditors Committee
(the "Committee"), Nuclear Regulatory Commission ("NRC"), the State of Utah ("Utah") and ACSTAR Insurance Companies ("ACSTAR"), for their Moab Uranium Mill and (Millsite) Transfer Agreement, hereby agree as follows:

     1. Atlas filed its petition for relief under Chapter 11 of the Bankruptcy on September 22, 1998. Atlas Gold Mining Inc. and Atlas Precious Metals Inc. filed their petitions for relief under Chapter 11 of the Bankruptcy Code on January 26, 1999. Since the date of the filing of their petitions, the Debtors have been operating as Debtors in Possession. Atlas has filed its Plan of Reorganization on March 30,1999 with the United States Bankruptcy Court for the District of Colorado. The Definitions as contained in Article I of the Plan as filed are attached herein as Exhibit A and incorporated herein by reference. The references to Class numbers are to the March 30, 1999 Plan.

     2. The Debtor, the Committee, NRC, Utah and ACSTAR, the issuer of the bonds securing the obligations of Atlas, have reached an agreement, subject to Court approval of this agreement and confirmation of a Plan of Reorganization consistent with the agreement, which resolves the issues raised regarding the Moab Millsite including the treatment of the claims of NRC, Utah and ACSTAR under the Plan of Reorganization. Such claims shall be treated in the plan as below stated:

     3.  Treatment of the Claims of the NRC and Utah:

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       A.  The Allowed Claims of the N RC and Utah for Reclamation of the Moab,
Utah Millsite shall consist of a separate impaired class under any Plan of Reorganization. The Class, currently designated as Class 4 under the Plan as filed, shall be comprised of any and all civil, administrative or bankruptcy claims of any kind or nature, whether filed, unfiled or to be accrued, known or unknown based upon any and all federal, state or municipal rules, regulations, statutes, license or permit requirements, whether now in existence or enacted in the future by the NRC and Utah, or any other entity with the same or similar claims with respect to any construction, operation, maintenance, possession, transfer and/or final reclamation, decommissioning, remediation or corrective action associated with facilities, roads, improvements and waste materials disposal and containment at the former uranium processing mill site owned by Atlas on the Moab land, or in any way related to the Mill or the Mill Operations. Atlas' Moab Cleanup Obligations are secured by bond number 5652 issued by ACSTAR in the amount of $6,500,000.

       B. A Reclamation Trust (Trust) shall be established by NRC, with concurrence from Atlas and the designated representative of Utah, on or before the Effective Date under the guidelines and regulations of NRC. The Reclamation Trustee shall be selected by NRC with the agreement of the designated representative of Utah. If NRC and Utah cannot reach agreement on the terms of the Trust or on the choice of the Trustee:

           1. The Trust shall nonetheless be established, and the trust instrument establishing the Trust shall reflect all of those matters on which NRC and Utah can reach agreement; and

           2. An Interim Trustee, selected by NRC, shall be appointed for a period not to exceed 180 days after the Effective Date; and

           3. NRC and Utah shall continue to negotiate on those areas on which they cannot reach agreement; and

           4. Once NRC and Utah reach agreement on matters on which they cannot presently agree, the trust instrument establishing the Trust shall be amended to reflect those subsequent agreements; and

           5. Atlas shall transfer the monies and assets to the Trust on or before the Effective Date as are called for under this Moab Uranium Millsite Transfer Agreement, notwithstanding the possibility that the trust instrument establishing the Trust may be amended after the date of this agreement, after the date of the disclosure statement, or after the Effective Date; and

           6. The assets transferred to the Trust under the terms of the Plan shall be held in compliance with the regulations and requirements of NRC as stipulated in a Modified License Transfer Order and shall be distributed or utilized in accordance with the regulations, Modified License Transfer Order requirements, and requirements or NRC as stipulated in a Modified License Transfer Order and relevant Trust documents according to the authority of the Reclamation

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Trustee.

          C. On the Effective Date of the Plan, Atlas shall transfer to the Trust the following assets in full satisfaction of any and all claims of any kind and nature held by the Class:

     The transfer of all assets shall be by quit claim deed or the equivalent without any representations or warranties of any kind.

              1. Title X Receivables for past claims; minus up to $675,000 which may be received from the Department of Energy in 1999;

              2. 50% of any net recovery from collection of the disputed Title X claim for mill dismantling performed by American Reclamation and Dismantling Inc. (ARD Claim);

              3.  Any and all rights of Atlas' to Future Title X Receivables;

              4. Atlas' Water Rights located at the Moab Land, listed as 6.3 cfs from the Colorado River, Grand County; Utah, Water Right No. 01-40, Application 30032, Certificate No. 60111;

              5.  Atlas' Possible Water Rights in the following:

                  A. Water Right Number 01-1121 for 31 acre-feet, a segregation application from Water Right Number 01-40;

                  B.  Water Right Number 09-199 for 3.33 cfs in the San Juan
River;

                  C. Water Right Number 05-982 for .015 cfs for a well in the Monticello Mining District;

                  D. Water Right Number 99-32 for .004 cfs from Seep Springs (approx. 4 miles from Fry Canyon).

              6. Atlas' interest in that certain real property owned by Atlas and consisting of approximately 430 acres, located in Grand County, Utah together with all buildings, structures, improvements, appurtenances fixtures and easements, herein referred to as the "Moab Land";

              7. ACSTAR shall transfer the sum of $5,250,000 to the Reclamation Trust in full and complete satisfaction of the obligations under Bond #5652 and upon receipt of said payment, NRC shall provide to ACSTAR a full, final and complete discharge of all of ACSTAR's obligations at the Moab Site and ACSTAR's surety bond issued in connection therewith; the form

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of said release to be mutually acceptable to NRC and ACSTAR;

             8. Stock comprising two and one half percent (2.5%) of the stock of the Reorganized Atlas shall be issued to the Reclamation Trust; and

             9. All records, documents, studies, data, and other information with respect to construction, operation, maintenance, reclamation, decommissioning, remediation or corrective action associated with facilities, roads, improvements and waste materials disposal and containment at the Moab Utah Millsite. The Reclamation Trust assumes the rights and privileges of Atlas with respect to those documents, studies, data and information. However, Atlas and/or its representatives shall retain the right of access, inspection and copying of said documents on an as needed basis.

         D. The Class claims shall be satisfied in full by the transfer of the stock and assets provided in this paragraph. NRC and Utah shall waive and release any and all civil, administrative or bankruptcy claims against Atlas, the Reorganized Atlas, and their officers, directors, employees, agents and representatives. Upon transfer of the assets to the Reclamation Trust, the Reclamation Trust shall assume the obligations of Atlas, in accordance with the terms of a Modified License Transfer Order to be entered into by NRC and the Reclamation Trustee on behalf of the Reclamation Trust, on or before the effective date of the Plan. The license issued to Atlas by the NRC relative to the Mill and Mill Operations shall either be terminated or transferred to the Reclamation Trust in accordance with the terms of the Modified License Transfer Order . Atlas obligations shall be limited to executing any and all documents necessary to effectuate the terms of the Plan. NRC and Utah shall release any and all claims to any remaining assets of Atlas, APMI and/or AGMI, including but not limited to any cash, mining properties, equity interest and/or potential insurance recoveries, except as to its rights as a shareholder of the Reorganized Atlas as referenced above.

     4.  Treatment of the Claims of ACSTAR:

     The allowed secured and unsecured claims of ACSTAR shall consist of a separate class, designated as Class 5 in the Plan, providing for specific, impaired treatment of its secured and contingent unsecured claims.

         A. A sub-class shall provide for the treatment of the ACSTAR secured claims. This Class claims shall be comprised of the Allowed Secured Claim of ACSTAR. ACSTAR has issued bonds to secure the environmental cleanup obligations of Atlas and certain of its subsidiaries including AGMI and APMI, including its obligations relating to the Moab Land, Mill and and other cleanup sites. ACSTAR shall be issued stock in the Reorganized Atlas comprising two and one half percent (2.5%) of the stock of the Reorganized Atlas in satisfaction of its satisfying the obligations under Bond #5652 to the Class 4 Claimants. The 2.5% stock interest shall be held in escrow by an escrow agent mutually acceptable to ACSTAR and the Reorganized Atlas.

         B.  Allowed Unsecured Claims of ACSTAR.  The ACSTAR claims against

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Atlas, AGMI and APMI are cross-collateralized.  ACSTAR has issued bonds to secured the cleanup obligations of Atlas, AGMI and APMI on properties other than the Moab, Utah site. The Class 5 Claimant shall have a claim for its actual losses in excess of the remaining security ACSTAR holds on the bonds not to exceed $500,000. For purposes of voting and determining feasibility the claim shall be estimated at $500,000. If the bonds issued by ACSTAR to secure the Cleanup Obligations at the Gold Bar Property is terminated without being called, ACSTAR's Allowed claim shall be $0 and its stock interest in the Reorganized Atlas shall be transferred to management, pursuant to the terms of a Management Compensation Program, to be contained in the Plan of Reorganization. Any and all cash then held in escrow in excess of the losses ACSTAR has then incurred, plus the face amount of the then remaining ACSTAR bonds, if any, shall be released to the Reorganized Atlas.

     ACSTAR shall retain its rights under the Colorado State Bank Escrow Account, currently containing $250,000 in proceeds from the sale of Cornerstone, pursuant to the previous Court Order approving the sale of Cornerstone, and the letter of credit posted to secure its bond obligations, unless said letters of credit have been called prior to the confirmation date in which case the rights
shall attach to the cash proceeds from said letters of credit.    Any claim of
ACSTAR that its claims are entitled to treatment as an administrative expense, under any theory, and any potential claim against Arisur, shall be waived.

     5. Upon Court approval of this Transfer Agreement, but prior to Confirmation of the Plan of Reorganization, ACSTAR shall be authorized to draw the letter of credit in the full amount of $5,425,000. Atlas will assist ACSTAR in obtaining the funds, or drawing on the letter of credit The Letter of Credit is fully secured by restricted cash currently being held by Merrill Lynch. The cash proceeds of the letter of credit along with any and all interest accruing on the cash shall be deposited in the escrow account established at Colorado State Bank, Denver, CO. Upon the effective date of the Plan or as provided in paragraph 11 below, whichever is applicable, $5,250,000 shall be paid over to the Trust from the escrow account. The balance shall be held and distributed in accordance with the terms reflected above regarding the treatment of the ACSTAR claim.

     6. Atlas has filed a Plan which incorporates the terms of this agreement in their entirety. Atlas shall file separate Plans for Atlas Corporation, Atlas Precious Metals Inc. and Atlas Gold Mining Inc. and a consolidated Disclosure Statement for all three Debtor entities on or before April 30, 1999. The Plans shall each include an Effective Date for the Plan of thirty days after Confirmation of the Plans.

     7. NRC, ACSTAR, and Utah agree to support and vote in favor of any Plan proposed by Atlas which incorporates the terms of this agreement in its entirety and any Plan of Atlas Precious Metals Inc. and Atlas Gold Mining Inc. which incorporates the Atlas Plan.

     8. In addition, ACSTAR and the Unsecured Creditors Committee agrees to support and vote for a Plan of Reorganization for Atlas Precious Metals Inc. and Atlas Gold Mining Inc. that provides for Pro Rata treatment of any and all inter-company payables on par with any other general unsecured creditors.

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     9.   The Unsecured Creditors Committee agrees to support and vote for a
Plan of Reorganization that incorporates this agreement in its entirety but reserves the right to object any other provisions of any Plan of Reorganization.

     10. Upon Court approval of this agreement, it shall be binding on all parties to the agreement, and successors and assigns, including but not limited to a Chapter 11 or Chapter 7 Trustee appointed in any of the above captioned matters. All parties agree to take all steps reasonably necessary to effectuate the terms of this agreement and take no actions during the interim period in contravention of this agreement.

     11. If a Plan of Reorganization, consistent with the terms of this agreement is not confirmed by December 31,1999 but an Order approving this agreement has been entered by the Court, the agreement as to the treatment of claims of NRC, Utah and ACSTAR shall still be binding on the parties. Atlas shall at that point in time, if a Plan has not been confirmed, transfer the above assets (refer to 3.C) to the Reclamation Trust, with the exception of the stock in the reorganized Debtor, in full satisfaction of any and all civil, administrative and bankruptcy claims as referenced above. Should a Plan of Reorganization be approved at a later date, Atlas shall at that time transfer the stock to ACSTAR and the Reclamation Trust as referenced above.

     Dated this 28th day of April, 1999.

ATLAS CORPORATION

____________________________________
By:__________________________


ATLAS GOLD MINING INC.

____________________________________
By:__________________________


ATLAS PRECIOUS METALS INC.

____________________________________
By:__________________________

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ACSTAR INSURANCE COMPANIES

____________________________________
By :Henry Nosko, Jr. President

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STATE OF UTAH

____________________________________
By:__________________________

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NUCLEAR REGULATORY COMMISSION

____________________________________
By:__________________________

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OFFICIAL UNSECURED CREDITORS COMMITTEE

____________________________________
By:__________________________

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AGREE AS TO FORM:

                                    SENDER & WASSERMAN, P.C.


                                    By:__________________________
                                     Harvey Sender, #7546
                                     Bonnie A. Bell, #14923
                                     Daniel J. Garfield, #
                                     1999 Broadway, Suite 2305
                                     Denver, Colorado 80202
                                     (303) 296-1999
                                     Fax No. (303) 296-7600
                                     E-mail: sender@sendwass.com

                                     ATTORNEYS FOR DEBTOR

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                                    BLOCK MARCUS WILLIAMS LLC


                                    By:__________________________
                                    Howard R. Tallman, 10103
                                    1700 Lincoln St., Suite 3550
                                    Denver, CO 80203-1025
                                    (303) 830-0800
                                    Fax: (303) 830-0809

                                    ATTORNEYS       FOR       OFFICIAL
UNSECURED
                                    CREDITORS COMMITTEE

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                                    STATE OF UTAH


                                    By:__________________________
                                    Denise Chancellor, Esq.
                                    Fred G. Nelson, Esq.
                                    Utah Attorney General's Office
                                    P.O. Box 140873
                                    Salt Lake City, Utah 84114-0873



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                                               LINDA A. McMAHAN
                                               UNITED STATES ATTORNEY


                                               By:____________________
                                               Robert D. Clark, #8103
                                               Assistant United States Attorney
                                               U.S. Department of Justice
                                               1961 Stout Street, Suite 1100
                                               Denver, CO 80294
                                               (303) 844-3885

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                                    KERR, FRIEDRICH, BROSSEAU, BARTLETT, P.C.


                                    By:__________________________
                                    Dennis J. Bartlett, #14918
                                    1600 Broadway, Suite 1360
                                    Denver, Colorado 80202-4927
                                    (303) 812-1200

                                    ATTORNEYS FOR ACSTAR